Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Zongfeng Dai, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Quarterly Report on Form 10-Q of You Han Data Tech Company Ltd. for the period ended January 31, 2016 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Razor Resources Inc.

Dated: March 15, 2016

/s/Zongfeng Dai

Zongfeng Dai

President, Secretary and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

You Han Data Tech Company Ltd.

Former Name: Razor Resources Inc.